Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36246, No. 333-47720, No. 333-107359, No. 333-129460, No. 333-144890 and No. 333-169201) of our report dated April 29, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in SINA Corporation’s Annual Report on Form 20-F for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

April 29, 2014